EXHIBIT 4.1

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 THIS IS AN UNOFFICIAL TRANSLATION OF THE 2006 EMPLOYEES DIRECTORS AND OFFICERS
  INCENTIVE PLAN OF ELBIT MEDICAL IMAGING LTD. FROM THE HEBREW LANGUAGE. THIS TRANSLATION IS MADE FOR CONVENIENCE PURPOSES ONLY AND THE HEBREW VERSION IS
                        THE BINDING VERSION OF THE PLAN.
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                           ELBIT MEDICAL IMAGING LTD.
                                 (THE "COMPANY")

         EMPLOYEES AND OFFICERS INCENTIVE PLAN - CAPITAL GAIN TAX TRACK

 THE PLAN IS EARMARKED FOR THE ALLOCATION OF COMPANY'S NON-NEGOTIABLE OPTIONS,
     EXERCISABLE INTO COMPANY'S ORDINARY SHARES OF NIS 1 PAR VALUE EACH, TO EMPLOYEES AND OFFICERS OF THE COMPANY AND/OR COMPANIES BELONGING TO THE COMPANY'S GROUP, PURSUANT TO THE TERMS OF SECTION 102 OF THE INCOME TAX
  ORDINANCE [NEW VERSION], 5721-1961 - CAPITAL GAIN TRACK, ALL PURSUANT TO THE
                       TERMS SET OUT IN THIS PLAN BELOW.

1    INTRODUCTION AND DEFINITIONS

     1.1 Any expression in this Plan referring to the singular shall also apply to the plural and vice versa and any expression referring to one gender shall also apply to the other gender, unless the context otherwise requires.

     1.2 The terms specified below shall, in this Plan, have the meaning set out opposite them unless the context otherwise requires:

          "OPTION" -             Non-negotiable Option, exercisable into
                                 Ordinary Shares of the Company, all pursuant and subject to the provisions of this Plan;

           THE "ORDINANCE"       The Income Tax Ordinance [New Version],
           AND/OR THE "INCOME    5721-1961, as shall be amended from time to
           TAX ORDINANCE" -      time, including regulations and/or rules
                                 and/or orders and/or any other directives issued and/or to be issued by virtue thereof;

           THE "COMPANY'S        The Company and companies under its control,
           GROUP" -              directly and/or indirectly;

           THE "102 SECTION
           RULES" OR THE         Income Tax Rules (Tax benefits in Stock
           "RULES" -             Issuance to Employees) 5763-2003;

           "SHARE" -             Ordinary Share of NIS 1 par value of the
                                 Company;

           "GRANTEE" -           Within the meaning of this term in Section 102
                                 of the Ordinance, to whom Options were granted pursuant to the provisions of this Plan;

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           THE "PLAN" OR THE     This Plan as shall be amended from time to
           "INCENTIVE PLAN"      time;

           THE "EXERCISE
           SHARES" -             As defined in section 11.1 below;

           THE "STOCK
           EXCHANGE" -           Tel Aviv Stock Exchange Ltd.;

           "NASDAQ"              NASDAQ National Market;

           "TRADING DAY" -       A day on which trading takes place on the Stock
                                 Exchange;

2.   CAPITAL GAIN TAX TRACK

     2.1 This Plan shall be subject to, interpreted in accordance with and comply with all the requirements of Section 102 of the Ordinance and any written approval of the Tax Authorities in Israel.

     2.2 This Plans and the allocations thereunder shall be subject to the provisions of Section 102 of the Ordinance - Capital Gains Tax Track, as shall be in effect from time to time, and the rules by virtue thereof, and the Grantees shall be obligated to act pursuant to the provisions of the Ordinance and such rules.

     2.3 The allocation of Options under this Plan shall be effected to an employee incentive trust company (hereinafter: the "TRUSTEE"), as trustee for each Grantee, or any other trustee to be elected by the Company. The trust terms are specified in a trust agreement to be signed by and between the Company and the Trustee (hereinafter: the "TRUST AGREEMENT"), attached hereto as an appendix.

     2.4 In order for the Grantee to pay the tax rates stipulated for the Capital Gains Tax Track, the Grantee may not transfer and/or sell the Exercise Shares in the Trustee's possession up to the end of 24 months from the date of allocation of the Options to the Trustee for the Grantee, or any other term, which shall be approved by the Tax Authorities in Israel (hereinafter: the "LOCK-UP PERIOD").

     2.5 In any event of distribution of bonus shares and/or in the event of offering of rights by virtue of the Options and/or the Exercise Shares (hereinafter: the "ADDITIONAL RIGHTS"), all the Additional Rights shall be allocated to the Trustee for the Grantees and shall be held by the Trustee up to the end of the Lock-Up Period of the Options in respect of which the rights were allocated and the terms of the tax track shall apply to such Additional Rights.

     2.6 In the event that the Grantee transfers and/or sells the Exercise Shares in the possession of the Trustee prior to the end of the Lock-Up Period (hereinafter: the "VIOLATION"), the Grantee shall pay all taxes required to be paid in the wake of committing the Violation, pursuant to the provisions of section 7 of the Rules, and shall indemnify the Company for any expense incurred by the Company due to such Violation, including payment of the employer's contribution to the National Insurance Institute in the wake of the Violation.

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     2.7  To remove any doubts, the provisions of Section 102 of the Ordinance are intended to add to any other provision stipulated in this Plan and nothing in the provisions of section 102 of the Ordinance shall derogate from the provisions of this Plan, including provisions as to the Period of Consolidation of Entitlement, as defined in section 7 below and/or any other provisions limiting the Grantee's option to exercise the Options or transfer the Shares from the possession of the Trustee.

3.   NUMBER OF OPTIONS TO BE ALLOCATED UNDER THE PLAN

     The total number of Options to be allocated under this Plan shall be one million (1,000,000) non-negotiable Options of the Company, exercisable into Company Ordinary Shares of NIS 1 par value each, pursuant to the specification in this Plan below. The number of the Shares arising from the exercise of the Options shall be subject to the exercise formula and to adjustments as set out in sections 8.2 and 4 below.

4.   ADJUSTMENTS

     4.1 In the event that the Company distributes a cash dividend, the effective date for the distribution thereof, will take place after the date of the allocation of the Options to the Trustee for a Grantee, but before the exercise or expiry of the Options, the Exercise Price, as defined in section 6.4 below, shall be decreased in respect of each Option by the amount of the dividend per share, less the tax payable thereon.

     4.2 In the event that the Company distributes bonus shares, the effective date for the distribution of which takes place after the date of the allocation of the Options to the Trustee for the Grantee, but before the exercise or expiry of the Options, the number of Shares to which the Grantee is entitled upon the exercise of the Options shall increase by the number of the Shares that the Grantee would have been entitled to as bonus shares, had he exercised the Options prior to the effective date for the distribution of the bonus shares. The Exercise Price of each Option shall not vary as a result of the increase in the number of Exercise Shares to which the Grantee is entitled in the wake of the distribution of bonus shares.

     4.3 If rights to acquire any securities whatsoever are offered to Company shareholders by way of rights, the Company shall act with a view that the rights be offered under the same terms, MUTATIS MUTANDIS, also to holders of the Options not yet exercised or expired, as though the holders of such Options have exercised their Options on the eve of the effective date for the right to participate in the said issuance of rights. The number of the Exercise Shares shall not increase as a result of the said issuance of rights.

     4.4 In any event of division or consolidation of the Company's share capital, or any other corporate capitalization event of a significantly similar nature, the Company shall effect such changes or adjustments as are required to prevent dilution or increase in a Grantee's rights, pursuant to the Plan with respect to the number and class of the Exercise Shares in relation to the Options not yet exercised by the Grantee and/or the Exercise Price of each Option.


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     4.5  In any event of a merger, spin-off and/or any other structural change,
          Options which have been granted under this Plan, shall be replaced by, or converted to, an alternative option in the Company after such structural change, all at the absolute discretion of the Company's Board of Directors.

5.   MANAGEMENT OF THE PLAN

     The Company's Board of Directors has the absolute discretion to manage the Plan, adopt resolutions with respect to the Plan, interpret same and introduce changes therein, as it deems fit, including a change in the Exercise Price of all or any of the Options, all subject to the provisions of any law. The Company's Board of Directors shall not be obligated to treat all Grantees in an equal manner.

6.   ALLOCATION OF OPTIONS

     6.1 Any allocation of Options under the Plan shall only be implemented upon fulfillment of all the following conditions:

          A. The passage of 30 days from the date of submitting the application for approval of the Plan to the Tax Authorities in Israel, pursuant to the provisions of Section 102 of the Ordinance;

          B. Obtaining all the approvals required for allocation under the Plan at the authorized organs of the Company, pursuant to any law;

          C. Obtaining the Stock Exchange's approval for the listing of the Exercise Shares for trading on the Stock Exchange;

          D. Filing an application with NASDAQ for listing the Exercise Shares for trading on the NASDAQ;

     6.2 The Options allocation date shall be the date on which the Company allocated Options in the name of the Trustee for each Grantee, in accordance with the provisions of this Plan.

     6.3 The Options to be allocated to the Trustees for the Grantees under this Plan, shall be allocated without consideration.

     6.4 The Exercise Price for any Option to be allocated under this Plan shall be the lower of the following: (i) NIS 100; or (ii) the average of the closing rates of the Company Share on the Stock Exchange during the 30 trading days preceding the Option allocation date (hereinafter: the "EXERCISE PRICE").

     6.5 The Options allocated under this Plan may not be transferred to any Grantee and/or third party whatsoever, other than transfer by virtue of a Last Will and Testament or under law and, in such an event, the provisions of Section 102 of the Ordinance and the Rules shall apply to the Grantee's heirs and/or transferees.

7.   ENTITLEMENT CONSOLIDATION PERIOD

     7.1 Without derogating from any of the provisions hereunder, the entitlement of each Grantee to exercise the Options allocated to the Trustee on his behalf shall be consolidated on the following dates (hereinafter: "ENTITLEMENT CONSOLIDATION DATES"):


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          A.   The Grantee shall be entitled to exercise one third of the number of the Options allocated to the Trustee on his behalf, at the end of one year from the date of allocation of the Options to the Trustee for the Grantee.

          B. The Grantee shall be entitled to exercise another third of the number of the Options allocated to the Trustee on his behalf, at the end of two years from the date of allocation of the Options to the Trustee for the Grantee.

          C. The Grantee shall be entitled to exercise the last third of the number of the Options allocated to the Trustee on his behalf, at the end of three years from the date of allocation of the Options to the Trustee for the Grantee.

          At the end of three years from the date of allocation of the Options to the Trustee for the Grantee, the Grantee shall be entitled to exercise all such Options as have been allocated to the Trustee for his benefit, all subject to the provisions of the Plan.

     7.2 The Grantee's entitlement to exercise the Options, on the Entitlement Consolidation Dates, as set forth in section 7.1 above, shall be subject to the Grantee's continued employment or office at any company of the Company's Group, all in accordance with the provisions of section 12 below.

8.   EXERCISE OF OPTIONS

     8.1 Subject to the provisions of this Plan, the Grantee may exercise all or any of the Options, during the Option Term, as defined in section 9 below, by means of sending a written exercise notice, signed by the Grantee, to the Company's registered office and to the Trustee, specifying, INTER ALIA, the Grantee's name and identification card no. as well as the number of Options which the Grantee wishes to exercise (hereinafter: the "EXERCISE NOTICE"). An Exercise Notice shall be delivered to the Company only on trading days.

     8.2 On the date of receipt by the Company of the Exercise Notice (and where the Exercise Notice is received after the hour 13:00, on the trading day subsequent to receipt of the Exercise Notice by the Company) (hereinafter: the "EXERCISE DAY"), the Company shall allocate the Exercise Shares, the number of Exercise Shares being calculated in accordance with the following formula:

                                (A x B) - (A x C)
                             -----------------------
                                        B

          A = The number of Options which the Grantee wishes to exercise that is specified in the Exercise Notice;

          B = The opening price in NIS of the Company Share on the Stock Exchange on the Exercise Day, provided that if the opening price exceeds 166% of the Exercise Price, the opening price shall be set as 166% of the Exercise Price;

          C =  Exercise Price in NIS per Option;


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          Fractions of Shares shall be rounded up for any fraction of a Share that is equal to or exceeds 0.5, and rounded down for any fraction of a Share that is lower than 0.5.

          Following are numerical examples for illustration purposes only:
          Assuming exercise of 100 Options by any Grantee, while the Exercise Price per Option amounts to NIS 100 and the opening price of the bank share on the Stock Exchange on the Exercise Day amounts to NIS 120, then the number of Exercise Shares to be allocated to the Grantee is 17 Shares.

          Following are numerical examples for illustration purposes only:
          Assuming exercise of 100 Options by any Grantee, while the Exercise Price per Options amounts to NIS 100 and the opening price of the bank share on the Stock Exchange on the Exercise Day amounts to NIS 200, then the number of Exercise Shares to be allocated to the Grantee is 40 Shares.

     8.3 A Grantee may not exercise Options at a total Exercise Price lower than NIS 1,000, other than where the exercise is exercise of the balance of the Options allocated for the benefit of the Grantee and for which the Entitlement Exercise Period therefor has been consolidated.

     8.4 At any allocation of Exercise Shares, the Company shall convert, into share capital, the par value of the Exercise Shares to be allocated to share capital out of profits within the meaning of Section 302(b) of the Companies Law, from the premium on Shares or from any other source included in its equity in its financial statements, all in accordance with and subject to the provisions of Section 304 of the Companies Law.

     8.5 At the request of underwriters, on public offering of Company securities, the Company's Board of Directors may resolve that the Exercise Shares may not be sold for a period not exceeding 180 days, or for such longer period as shall be recommended by the Company's Board of Directors.

9.   OPTION TERM

     Unless otherwise determined by the Company's Board of Directors, all the Options allocated to the Trustee for a Grantee under this Plan, but which have not been exercised, shall expire and be cancelled at 17:00, Israel time, at the end of five (5) years from the date of the allocation thereof to the Trustee for such Grantee (hereinafter: the "OPTION TERM"), unless they have expired theretofore, pursuant to the provisions of section 10 below.

10.  EXPIRY OF OPTIONS

     10.1 The Options allocated under this Plan shall expire on each of the following occurrences:

          A. Exercised Options shall expire on the date of allocation of the Exercise Shares therefor;

          B. Options shall expire and shall not be exercisable at the end of the Option Term;

          C. Options that the Grantee's entitlement to exercise has been cancelled under section 12 below, shall expire and shall confer no rights on such Grantee;


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     10.2 Options that the Grantee's entitlement to exercise has been cancelled pursuant to the provisions of section 12 below, shall return to the pool of Options held by a trustee and the Company may re-grant such Options in the future to Grantees, pursuant to the provisions of this Plan.

11.  EXERCISE SHARES

     11.1 The Shares arising from the exercise of any Options under this Plan (hereinafter: "EXERCISE SHARES") shall have equal rights to those of Company Shares, in all respects, immediately upon the allocation thereof and shall be entitled to any dividend or other benefit, the effective date for the right to receive them takes place on or subsequent to the date of allocation thereof.

     11.2 Subject to the receipt of a demand from Income Tax for the purpose of recognizing the Plan as a plan under the Capital Gain Tax Track, each Grantee undertakes to sell the Exercise Shares up to the end of 10 days from the date of allocation thereof.

     11.3 In any event where the Grantee is entitled to receive rights and/or bonus shares and/or any other right conferred on a Grantee by virtue of the Options and/or the Exercise Shares (hereinafter: the "RIGHTS") and on the effective date for distribution of the rights, should the Options and/or the Exercise Shares have been held by the Trustee, the rights shall be transferred to the Trustee, who shall withhold tax under any law, if and insofar as applicable, and the provisions of section 2.5 above shall apply to any such distribution and/or allocation.

     11.4 In any event that the Company distributes a cash dividend where, on the effective date for the distribution of the dividend, the Trustee holds Exercise Shares for any of the Grantees, the Company shall transfer to the Trustee amounts of dividend for the Exercise Shares held by the Trustee as aforesaid for each Grantee, the Trustee shall withhold tax under law, if and insofar as required, and shall subsequently transfer the dividend amounts (after the tax withholding) to the Grantee.

12.  TERMINATION OF EMPLOYMENT OR OFFICE

     12.1 Other than the exclusions set forth in sections 12.2 and 12.3 below, in the event that prior to the end of the Entitlement Consolidation
          Period:

          A. The employer-employee relationship between a Grantee and the Company at which he is employed on the date of this Plan is terminated on the Grantee's initiative, other than in the event of deterioration in the terms of his employment or the seniority of his position; or

          B. A Grantee serving as a director in the Company ceases to serve as director in the Company on his initiative, or, in the event of termination of the office of an outside director under law;

          The Grantee's entitlement to Options, that the entitlement to be granted them has not yet been consolidated up to such date, shall expire. The Grantee shall be entitled to Options that the Entitlement Period therefor has been consolidated, on the date of termination of employment or office, as the case may be, and such Options shall continue to be subject to the provisions of this Plan.


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     12.2 Notwithstanding the contents of section 12.1 above, in the event of:

          A.   Total work disability, as defined below, of the Grantee; or

          B.   The Grantee's demise (Heaven forbid);

          the Grantee or his heirs, in the event of demise, shall be entitled to exercise all the Options allocated to the trustee for the Grantee, immediately after the occurrence of the event as set out in subsection
          (a) or (b) above, irrespective of the termination or non-termination of the Entitlement Consolidation Period, applicable to the Grantee, subject to the provisions of Section 102 of the Ordinance with respect to Capital Gain Tax Track and the Rules, the Entitlement Consolidation Period, as set forth in section 7 above, and the other provisions of this Plan.

          For the purpose of this section 12.2, "TOTAL WORK DISABILITY" shall be deemed as a stable physical and/or mental condition, lasting at least six (6) months, caused in consequence of an illness or accident, that prevents any engagement on the part of the Grantee in a profession and/or engagement suitable to his former level of education, experience and skills, as shall be determined at the absolute conclusive discretion of the Company's Board of Directors.

     12.3 Notwithstanding the contents of sections 12.1 and 12.2 above, where, prior to the end of the Entitlement Consolidation Period, the employer-employee relationship between a Grantee and the company at which he is employed on the date of this Plan, is terminated on the initiative of the employing company under circumstances which do not confer on the Grantee the right to receive severance pay under any law, or where a Grantee, serving as director in the Company, ceases to serve as director in any company of the Company's Group on the initiative of the company belonging to the Company's Group, under circumstances where restrictions apply to the office of the director under the provisions of any law, as set forth in Sections 226(a) and 227 of the Companies Law, 5759-1999, the Grantee's entitlement to the Options shall expire, irrespective of whether or not his entitlement to receive them has been consolidated on such date.

     12.4 In the event that the Grantee has moved to work at another company of the Company's Group, the Grantee's employment term at the other company as aforesaid shall be deemed, for this purpose, as the employment term at the company at which he was employed on the date of this Plan, all subject to obtaining appropriate approvals from the Tax Authorities, if and insofar as required.

     12.5 For the purpose of this section 12, retirement to pension under the provisions of any law or agreement shall not be deemed as termination of employer-employee relationship, subject to obtaining appropriate approvals from the Tax Authorities, if and to the extent required.

13.  TAXES AND EXPENSES

     13.1 This Plan shall be subject to, interpreted in accordance with, and comply with all the requirements of Section 102 of the Ordinance and any written approval of the Tax Authorities in Israel. All tax implications under any law (other than Stamp Duty for allocation of the Exercise Shares, if and to the extent applicable), arising from the allocation of the Options and/or the designation and/or exercise and/or holding thereof and/or the sale of the Exercise Shares (or any other security to be allocated under the Plan) by or on behalf of the Grantee, shall be incurred by the Grantee. The Grantee shall indemnify the company of the Company's Group and/or the Trustee and shall hold them harmless from any liability for any payment of tax and/or fine and/or interest and/or linkage as aforesaid.


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     13.2 Whenever a payment is required from the Grantee and/or from a company in the Company's Group and/or from the Trustee through tax withholding, with respect to the Options allocated to the Trustee for the Grantee and/or the Exercise Shares, the company of the Company's Group as aforesaid and/or the Trustee, as the case may be, may demand, from the Grantee, such sum as is sufficient to cover any demand for tax withholding as aforesaid. Whenever Shares or any other asset, other than money, are transferred in the wake of the exercise of Options as aforesaid, to a company of the Company's Group and/or to the Trustee, the Company and/or the Trustee may demand from the Grantee to transfer such sum of money as is sufficient to comply with any demand for tax withholding, and should such sum not be transferred in a timely fashion, such company and/or the Trustee may hold or offset (subject to any law) the Shares or any such asset, pending the transfer of payment as aforesaid on the part of the Grantee.

     13.3 Prior to the settlement of the tax applicable as aforesaid in Section 7 of the Rules, the Options or the Exercise Shares may not be voluntarily transferred, assigned, pledged, attached or otherwise encumbered, and no power of attorney or transfer deed shall be issued in connection therewith, either with immediate or future effect, other than transfer by virtue of a last will and testament or under law; where the Options or the Exercise Shares are transferred pursuant to a last will and testament or under law, as aforesaid, the provisions of
          Section 102 of the Ordinance and the provisions of the Rules shall apply to the Grantee's heirs or transferees.

     13.4 Expenses incurred with respect to the management and implementation of this Plan, including payment of Stamp Duty in connection with the allocation of the Exercise Shares, if and to the extent applicable, shall be borne by the Company.

14.  RESTRICTIONS ON THE EXERCISE OF THE OPTIONS

     No Grantee may transfer and/or sell the Exercise Shares in any form whatsoever, other than after compliance with the restrictions set forth in this section 14 below.

     14.1 ISRAELI LAW

          A Grantee serving as director or Chief Executive Officer of the Company, or a Grantee who is a controlling shareholder of the Company, may not transfer and/or sell the Exercise Shares other than upon compliance with the restrictions on re-sale of securities, laid down in Section 15.C. of the Securities Law, 5728-1968 (hereinafter: the "LAW") as a Grantee under an Offering pursuant to Section 15.A.(a)(1) of the Law, such that the offer of the Exercise Shares on the part of the Grantee shall not be deemed as being a public offering.


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          No other Grantee may transfer and/or sell the Exercise Shares other than upon compliance with the restrictions on re-sale of securities, laid down in Section 15.C. of the Law, as a Grantee under an Offering pursuant to Section 15.A.(a)(1) of the Law, such that the offer of the Exercise Shares on the part of the Grantee shall not be deemed as being a public offering, or upon the Company's obtaining an exemption under Section 15.D. of the Law.

     14.2 LAW IN THE UNITED STATES

          Notwithstanding anything stated in this Plan, a Grantee may not exercise Options allocated to a Trustee for his benefit under the Plan, so long as no registration statement has been submitted for the registration of the Exercise Shares as aforesaid with the Securities Authority in the United States.

15.  PERIOD OF HOLDING THE SHARES IN TRUST

     The Exercise Shares and the Additional Rights that were allocated to the Trustee by the Company, shall be held by the Trustee for the benefit of the Grantee for a period not exceeding 3 years from the date of termination of the Option Term.

16.  NO RIGHTS TO OTHERS TO RECEIVE OPTIONS

     Subject to the provisions of the Plan, no other person, save the Grantee, shall have any rights whatsoever with respect to the Options allocated to the Trustee for a Grantee under the Plan.

17.  PRESERVATION OF REGISTERED CAPITAL

     The Company undertakes to preserve, at all times, a number of Shares in its registered capital for Exercise Options to be allocated under this Plan.

18.  APPLICABLE LAW AND JURISDICTION

     This Plan and all accompanying documents that have been delivered or signed by any company of the Company's Group with respect to this Plan, shall be interpreted in accordance with, and subject to, the laws of the State of Israel. The jurisdiction with respect to this Plan and all accompanying documents, as aforesaid, shall only be vested in the pertinent courts in Tel Aviv Jaffa.


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